EXHIBIT 23.2


                               CONSENT OF COUNSEL

                          Trinity Learning Corporation




August 13, 2004


      With reference to Trinity Learning Corporation's Registration Statement on Form SB-2 dated August 13, 2004, we hereby consent to the reference to our firm in the section of the Registration Statement entitled "Experts and Counsel."


Sincerely,

/s/ Parsons Behle & Latimer
A Professional Legal Corporation